UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 9, 2007
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	0-27166 (Commission File No.)	41-1641815 (IRS Employer Identification Number)

151 East Cliff Road, Suite 10, Burnsville, Minnesota 55337
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (952) 707-5600

(Former name, former address and former fiscal year, if changed since last report): N/A
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 9, 2007, XATA Corporation (“XATA”) entered into an 86-month Lease Agreement (the “Lease Agreement”) with 965 Partnership LLP (the “Landlord”), pursuant to which XATA will lease approximately 26,800 square feet of office space located in Eden Prairie, Minnesota (the “Premises”). The Premises will be used by XATA as its new office headquarters, and XATA will cease to occupy its current office space in Burnsville, Minnesota.
     The commencement date of the Lease Agreement (the “Commencement Date”) will be the earlier of November 1, 2007, or the date on which XATA commences business operations on the Premises. However, if the Landlord does not deliver the Premises to XATA by July 9, 2007, the Commencement Date will be postponed one day for each day of delay in delivering the Premises after July 9, 2007. XATA’s obligation to pay rent will not commence until two months after the Commencement Date. Under the Lease Agreement, XATA will be required to pay an initial base rent of $14.00 per square foot per year, increasing to $16.72 per square foot per year by the final 14 months of the initial term, as well as its share of certain operating costs related to the Premises.
     The foregoing summary of the Lease Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Lease Agreement, dated as of July 9, 2007, between 965 Partnership LLP and XATA Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XATA CORPORATION
Date: July 12, 2007	By /s/ Mark E. Ties
Mark E. Ties
Chief Financial Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
10.1	Lease Agreement, dated as of July 9, 2007, between 965 Partnership LLP and XATA Corporation.	Electronic Transmission